EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
212-624-3817	212-624-3912
rfisher@webmd.net	jnewman@webmd.net
WEBMD ANNOUNCES MANAGEMENT CHANGE
NEW YORK, NY April 18, 2007 – WebMD Health Corp. (Nasdaq: WBMD) announced today the Company has terminated the employment of David Gang, its Executive Vice President, Products and Programming and Chief Technology Officer. Mr. Gang’s responsibilities will be assumed by other members of WebMD’s senior management team.
Wayne Gattinella, President and Chief Executive Officer of WebMD, said: “On behalf of the Company, I would like to thank David for his contributions to WebMD’s success and wish him well in future endeavors.”
About WebMD
WebMD Health Corp. (NASDAQ: WBMD) is a leading provider of health information services to consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. WebMD Health Corp. is a subsidiary of Emdeon Corporation (NASDAQ: HLTH).
The WebMD Health Network includes its leading owned and operated sites WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList and theheart.org.
All statements contained in this press release, other than statements of historical fact, are forward-looking statements. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to market acceptance of WebMD’s products and services and other risks and uncertainties described in WebMD’s Securities and Exchange Commission filings. Except as required by applicable law or regulation, WebMD does not undertake any obligation to update its forward-looking statements to reflect future events or circumstances.